Exhibit 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 30, 2012, with respect to the financial statements of Sunrise Connecticut Avenue Assisted Living, LLC, of our report dated August 30, 2012, with respect to the financial statements of Santa Monica AL, LLC, and of our report dated August 30, 2012, with respect to the combined financial statements of MetSun Two Pool Two, LLC, MetSun Three Louisville KY Senior Living, LLC and MetSun Three Lombard IL Senior Living, LLC included in CNL Healthcare Properties, Inc.’s (f/k/a CNL Healthcare Trust, Inc.) Current Report on Form 8-K/A dated September 12, 2012, and incorporated by reference in the Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 6 to the Registration Statement (Form S-11 No. 333-168129) and related prospectus supplement of CNL Healthcare Properties, Inc. for the registration of 300,000,000 shares of its common stock.

/s/ Ernst & Young LLP

McLean, Virginia

September 12, 2013